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           Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference therein of our report dated February 27, 2006 with respect to the consolidated financial statements of IDS Life Insurance Company (name subsequently changed to RiverSource Life Insurance Company) in the Initial Registration Statement on Form S-1 for the registration of the RiverSource AccessChoice Select(SM) Variable Annuity, RiverSource Endeavor Select(SM) Variable Annuity, RiverSource FlexChoice(SM) Variable Annuity, RiverSource FlexChoice(SM) Select Variable Annuity, RiverSource(SM) Galaxy Premier Variable Annuity, RiverSource Innovations(SM) Variable Annuity, RiverSource Innovations(SM) Classic Select Variable Annuity, RiverSource Innovations(SM) Classic Variable Annuity, RiverSource Innovations(SM) Select Variable Annuity, RiverSource New Solutions(SM) Variable Annuity, RiverSource Pinnacle(SM) Variable Annuity, RiverSource Signature(SM) One Select Variable Annuity, RiverSource Signature(SM) Select Variable Annuity, RiverSource Signature(SM) Variable Annuity, RiverSource Signature(SM) One Variable Annuity, Evergreen Essential(SM) Variable Annuity, Evergreen New Solutions Select Variable Annuity, Evergreen New Solutions Variable Annuity, Evergreen Privilege(SM) Variable Annuity, Evergreen Pathways(SM) Select Variable Annuity, Evergreen Pathways(SM) Variable Annuity, Wells Fargo Advantage(R) Variable Annuity, Wells Fargo Advantage(R) Builder Select Variable Annuity, Wells Fargo Advantage(R) Builder Variable Annuity, Wells Fargo Advantage(R) Select Variable Annuity, Wells Fargo Advantage Choice(SM) Variable Annuity and Wells Fargo Advantage Choice(SM) Select Variable Annuity offered by RiverSource Life Insurance Company.

                                                 /s/ Ernst & Young LLP
                                                 ----------------------------
                                                     Ernst & Young LLP

    Minneapolis, Minnesota
    January 2, 2007